Exhibit 10.10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of this day of [•] by and between Fogo Hospitality, Inc. (the “Company”), a Delaware corporation, and [•] (“Indemnitee”).

WHEREAS, the Company benefits by being part of an organization that includes the Fogo Entities (as hereinafter defined);

WHEREAS, it is in the best interests of the Company that competent and experienced persons serve, and be willing to serve, as directors of the Company and each of the other Fogo Entities;

WHEREAS, the Company has requested that Indemnitee serve or continue to serve as a director of the Company and has requested that Indemnitee serve on one or more of the Company’s committees;

WHEREAS, Indemnitee is willing to serve as a director of the Company, and as a director or in other capacities at one or more of the other Fogo Entities at the Company’s request, on the condition that he be indemnified by the Company for serving at the Company and such other Fogo Entities that Indemnitee is requested to serve;

WHEREAS, in light of the litigation costs and risks to directors resulting from their service to companies, and the desire of the Company to attract and retain qualified individuals to serve as directors of the Company and of the other Fogo Entities, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of such individuals to the extent permitted by applicable law so that they will serve or continue to serve at the Company and each of the other Fogo Entities free from undue concern regarding such risks; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Designating Stockholders (as hereinafter defined) (or their affiliates), which Indemnitee, the Company and the Designating Stockholders (or their affiliates) intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of the Company;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.

Services by Indemnitee. Indemnitee agrees to serve as a director of the Company and, at the Company’s request, as a member of one or more committees of the Company and as a director of one or more of the other Fogo Entities. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation under any other agreement or any obligation imposed by operation of law).

2.

Indemnification—General. On the terms and subject to the conditions of this Agreement, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, liabilities, losses, costs, Expenses (as hereinafter defined) and other matters that may result from or arise in connection with Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee, to the fullest extent permitted by applicable law. The indemnification obligations of the Company under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as a director of the Company or of any other Fogo Entity or in any other Corporate Status, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time.

3.

Proceedings Other Than Proceedings by or in the Right of the Company. If by reason of Indemnitee’s Corporate Status Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.

Proceedings by or in the Right of the Company. If by reason of Indemnitee’s Corporate Status Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company only if (and only to the extent that) the Court of Chancery of the State of Delaware (the “Delaware Court”) or the court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5.

Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of the Company), the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each claim, issue or matter resolved successfully on the merits or otherwise. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful resolution as to such claim, issue or matter. This provision is not intended to limit any other provision contained herein or any other rights to indemnification to which the Indemnitee may be entitled.

6.

Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.

7.	Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)

The Company will indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, will (within twenty (20) calendar days of such request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of the Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Fogo Entity to the fullest extent permitted by law.

(b)

To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company will indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.	Advancement of Expenses.

(a)

The Company shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within twenty (20) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and (ii) made without regard to Indemnitee’s ability to repay the advances.

(b)

To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request for advancement of Expenses and, to the extent required by applicable law, an unsecured written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Upon submission of such request for advancement of Expenses and unsecured written undertaking, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.

9.	Certain Agreements Related to Indemnification.

(a)	To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for indemnification at such time as determined by Indemnitee in Indemnitee’s sole discretion.

(b)

At any time after submission by Indemnitee of a request for indemnification pursuant to Section 9(a), either the Company or Indemnitee may petition the Delaware Court for resolution of any objection to such request which may be made by the Company. The Company will pay any and all Expenses reasonably incurred in connection with the investigation and resolution of such issues.

(c)

Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee with counsel chosen by such Indemnitee; provided, that Indemnitee will not compromise or settle any claim or Proceeding, release any claim, or make any admission of fact, law, liability or damages with respect to any losses for which indemnification is sought hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company will not, with respect to any person or entity, settle any claim or Proceeding, release any claim, or make any admission of fact, law or liability or damages, or assign, pledge or permit any subrogation with respect to the foregoing, or permit any Fogo Entity to do any of the foregoing, to the extent such settlement, release, admission, assignment, pledge or subrogation in any way adversely affects Indemnitee or directly or indirectly imposes any expense, liability, damages, debt, obligation or judgment on Indemnitee.

(d)

The parties intend and agree that, to the extent permitted by law, in connection with any determination with respect to entitlement to indemnification hereunder: (i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and that the Company or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption; (ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; (iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the Company, or on the advice of legal counsel for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company; and (iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)

Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that any failure of Indemnitee to so notify the Company will not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise. If at the time of receipt of any such request for indemnification or notice the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

10.	Other Rights of Recovery; Insurance; Subrogation, etc.

(a)

The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under any of the Fogo Entities’ Certificates of Incorporation or By-Laws, or under any other agreement, vote of stockholders or resolution of directors of any of the Fogo Entities, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware

(or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under any of the Fogo Entities’ Certificates of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, fiduciaries, representatives, partners or agents of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, fiduciary, representative, partner or agent insured under such policy or policies.

(c)

In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Fogo Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign to the Company all of Indemnitee’s rights to obtain from such other Fogo Entity such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

(d)

The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Fogo Entities not to exercise), any rights that it may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Designating Stockholder (or former Designating Stockholder) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Stockholder (or former Designating Stockholder) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(e)

The Company shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) as between the Company and any Designating Stockholder, the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee under this Agreement are primary and any obligation of any Designating Stockholder (or any affiliate thereof other than a Fogo Entity) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if any Designating Stockholder (or any affiliate thereof other than a Fogo Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any director or officer of the Company, then (x) such Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Company shall reimburse such Designating Stockholder (or such other affiliate) for the payments actually made. The Company shall take any and all actions as may reasonably be requested by Indemnitee or any Designating Stockholder to cause director and officer liability insurance policies maintained by the Company to be paid and exhausted to cover any Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) that could be subject to indemnification hereunder before claims are made with respect to such matters under any director and officer liability insurance policies that may be maintained by any Designating Stockholder or any of its affiliates (other than affiliates that are Fogo Entities or subsidiaries thereof), it being understood and agreed that it is the intent of the parties that any such policies maintained by any Designating Stockholder or any of such other affiliates would be called upon to provide excess insurance coverage only to the extent of any failure of any liability insurance policies maintained by the Fogo Entities to make payment of any amounts for which coverage is also available under any liability insurance policies maintained by any Designating Stockholder or any of its affiliates (other than affiliates that are Fogo Entities or subsidiaries thereof).

(f)

The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the Company as a director, officer, employee, fiduciary, representative, partner or agent of any other Fogo Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Fogo Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Fogo Entities or under director and officer insurance policies maintained by one or more Fogo Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.

11.	Employment Rights; Successors; Third Party Beneficiaries.

(a)

This Agreement shall not be deemed an employment contract between the Company and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or officer of the Company.

(b)	This Agreement shall be binding upon each of the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

(c)

The Designating Stockholders are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 10 of this Agreement).

12.

Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

13.

Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee by way of defense or to enforce his rights under this Agreement or under statute or other law including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company.

14.	Definitions. For purposes of this Agreement:

(a)

“Fogo Entity” means the Company, and each of its direct or indirect subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of the Company, including, without limitation, Brasa (Purchaser) Inc., Brasa (Holdings) Inc., and Fogo de Chão (Holdings) Inc. and its subsidiaries.

(b)	“Board of Directors” refers to the board of directors of the Company.

(c)

“Certificate of Incorporation” means, with respect to any entity, (i) in the case of the Company, its certificate of incorporation, and (ii) in the case of any other entity, its certificate of incorporation, articles of incorporation or similar constituting document.

(d)

“Corporate Status” describes the status of a person in his or her capacity as a director or officer of any of the Company (including, without limitation, one who serves at the request of any of the Company as a director, officer, employee, fiduciary or agent of any Fogo Entity).

(e)

“Designating Stockholder” means the Sponsor, so long as an individual designated (directly or indirectly) by the Sponsor, or any of its affiliates (as provided by the Company’s Certificate of Incorporation or By-laws) serves as a director of any Fogo Entity.

(f)

“Expenses” shall mean all reasonable costs, fees and expenses and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses.

(g)

“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by him or her or of any inaction on his part while acting as director or officer of any Fogo Entity (in each case whether or not he or she is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

(h)	“Sponsor” means Rhône Capital.

15.

Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

16.	Reliance; Integration.

(a)

The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Company.

(b)

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17.

Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.

Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee to:

[•]

(b)	If to the Company, to:

Fogo Hospitality, Inc.

14850 Quorum Drive

Suite 500

Dallas, Texas 75254

Attention: Chief Executive Officer

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (b) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.

19.

Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

20.

Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

21.	Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	FOGO HOSPITALITY, INC.

By:
Name: Barry McGowan
Title: Chief Executive Officer

Indemnitee:
Name: [•]

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